Exhibit 99.1

Friday, November 15, 2013

For Immediate Release

Bridgeline Digital Reports Fourth Quarter Revenue of $6.7 million and Positive Adjusted EBITDA

Subscription and Perpetual License Revenue Increased 108%

Burlington, MA | November 15, 2013

Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, a leader in web engagement management, announces revenue for the fourth quarter ended September 30, 2013 was $6.7 million and the Company generated positive Adjusted EBITDA. The Company expects to release its full fiscal fourth quarter results in early December.

Selected Fourth Quarter 2013 Highlights:

●	Revenue in the fourth quarter of 2013 was $6.7 million compared to $6.7 million in the fourth quarter of 2012.

●	Subscription and perpetual license revenue increased 108% to $1.3M in the fourth quarter, when compared to the fourth quarter of 2012.

●	Revenue from our core business, which includes iAPPS and the ElementsLocal platform increased 30% compared to the fourth quarter of 2012.

●	Revenue from legacy non-iAPPS related customers declined 61% or $1.4M compared to the fourth quarter of 2012.

●	Recurring revenue increased 38% in the fourth quarter to $1.5 million, compared to the fourth quarter of 2012.

Fiscal 2014 Outlook

“For Fiscal 2014, revenue is expected to be approximately $28 million, an increase from $24.5 million in fiscal 2013 and I expect to generate positive Adjusted EBITDA for the fiscal year. In fiscal 2014 our revenue projection includes a projected increase of the Company’s core business to increase approximately 32% from fiscal 2013 and a reduction of non-iAPPS related legacy revenue of approximately $2.5 million. Fiscal 2014 will really help validate the type of growth Company we are” said Thomas Massie, President and CEO of the Company.

Friday, November 15, 2013

As of the date of this release, the Company’s auditors have not completed their audit of the consolidated financial statements for the year ended September 30, 2013. During the course of the audit, the Company or its auditors may identify items that would require adjustments, which may be material, to the information presented above. As a result, the information presented above constitutes forward-looking information and is subject to risks and uncertainties, including possible adjustments to preliminary operating results.

Bridgeline Digital will release the detailed financial results for the fourth quarter and its fiscal year ended September 30, 2013 in early December. On that day, Thomas Massie, the Company's Chief Executive Officer and Michael Prinn, the Company's Chief Financial Officer, will host a live conference call to discuss the financial results.

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measure Adjusted EBITDA.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass., with nine additional locations throughout the U.S. and an Asia Pacific headquarters in Bangalore, India, Bridgeline has thousands of customers that range from middle market organizations to Fortune 1000 companies. To learn more, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

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For more information please contact: Brian Bolton Bridgeline Digital, Inc. Senior Vice President, Marketing 781.497.3013 bbolton@blinedigital.com